                                                                 EXHIBIT 10.K4

                              SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT is entered into this 30th day of June, 1993, by and between UNITED GROCERS, INC., an Oregon corporation ("Sublessor") and WRIGHT'S FOODLINER, INC., an Oregon corporation ("Sublessee").
RECITALS:
    A.  Sublessor has entered into a Lease for a ten (10) year term commencing April 1, 1989, with Portland Fixture Limited Partnership and Commercial Development Co., as tenants in common ("Lessor"), for a supermarket located in the Lighthouse Square
Shopping Center, Lincoln City, Oregon, a copy of which is attached hereto, marked as Exhibit "A," and by this reference incorporated herein, as fully as if its terms and conditions were herein set forth.
    B. On December 27, 1991, Lessor assigned its interest in the Lease referred to in Recital A to The Steven and Margo Wiesberg Family Trust Under Declaration of Trust dated November 12, 1991, The Jason Family 1986 Inter Vivos Family Trust, Marvin J. Gross and Judith Gross, husband and wife, as individuals, and Mario Jason and Madaline Jason, husband and wife, dba Lighthouse Square Shopping Center.
    C. Sublessee desires to sublet the premises commencing on June 30, 1993, and Sublessor is willing to sublease the premises in accordance with the terms and conditions contained herein.
    NOW, THEREFORE, IT IS HEREBY AGREED as follows:
    1. Sublease Terms and Options. Sublessor hereby sublets unto Sublessee those premises described in Exhibit "A," for the term remaining as described therein.
          1.1 So long as it is not in default hereunder, the Sublessee may exercise the renewal options contained in Exhibit "A," as set forth in paragraphs 3 and 7 of said Exhibit.
    2. Rental. Sublessee covenants and agrees to pay the rental for the whole of the term, and to perform all affirmative covenants including, without limitation, those pertaining to taxes, assessments, insurance, and all of the covenants and obligations to be performed by Sublessor as Lessee, as set forth in Exhibit "A," and to make such payments and provide such performance when due by the terms of the Lease and any amendments thereto. Basic rental will be paid in accordance with the Schedule attached hereto, marked as Schedule "A-1," and by this reference incorporated herein. To the extent the basic rent in Schedule "A-1" is less than the basic rental in the prime Lease, Sublessor agrees to indemnify and hold Sublessee harmless from the obligation to pay the same.
    3. Deposits. Sublessee shall, upon execution hereof, pay any and all rentals, or security deposits, as required pursuant to the terms and conditions of Exhibit "A," prorated as of June 30, 1993.
    4. Indemnity and Hold Harmless. Sublessee shall be bound by the same responsibilities, rights, privileges and duties as Sublessor, as enumerated in Exhibit "A" except as otherwise provided herein, and covenants and agrees to fully indemnify and hold Sublessor harmless from any and all responsibility and/or liability which Sublessor may incur by virtue of Exhibit "A," and/or Sublessee's occupancy of the premises. Furthermore, Sublessee shall be bound by any subsequent amendment, revision, supplement, or addition to the prime Lease between Sublessor and the prime Lessor with Sublessee's prior written consent, and to keep the Sublessor indemnified against all actions, claims and demands whatsoever in respect to said Exhibit "A," and Sublessee's use of the demised premises.
    5.  Default.  The following shall constitute a default under this
Sublease:
          5.1 Any failure by Sublessee to pay the rent when due, or any failure by Sublessee to perform any other obligation contained in this Sublease, or to pay any other amount due under the Lease or to perform any other obligation of Sublessor under the Lease when due which would constitute a default under the Lease and which continues for the cure period provided with respect thereto in the Lease;
          5.2 If any warranty, representation or statement made or furnished to Sublessor by or on behalf of the Sublessee is false in any material respect when made or furnished;
          5.3 If Sublessee makes an assignment for the benefit of its creditors, or Sublessee is adjudicated a bankrupt or insolvent, or a trustee, receiver or liquidator is appointed for all or part of Sublessee's assets, or a petition or answer is filed by or against Sublessee seeking or acquiescing in any reorganization, liquidation or similar relief under any federal, state or local law relating to bankruptcy, insolvency or other relief for debtors.
    6.  Remedies.  In the event of any default under this Sublease:
          6.1  Sublessor may exercise any and all rights and remedies afforded to the prime Lessor upon default under the Lease, and any and all other rights and remedies Sublessor may have pursuant to the laws of the state of Oregon.
          6.2 If a default occurs, this Sublease may be terminated at the option of the Sublessor by written notice to the Sublessee. The notice may be given before, after or within the grace period for a default.
          6.3 If the Sublease is terminated for any reason, Sublessee's liability to Sublessor for damages shall survive such termination and Sublessor may re-enter, take possession of the premises, and remove any persons or property by legal action or by self-help with the use of reasonable force.
          6.4  Following re-entry or abandonment, Sublessor may:
                (a) make any suitable alterations or refurbish the premises, or both, or change the character or use of the premises, but Sublessor shall not be required to relet for any use or purpose (other than that specified in the prime Lease) which the Sublessor may reasonably consider injurious to the premises, or to any tenant which Sublessor may reasonably consider objectionable;
                (b) relet all or part of the premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Sublease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.
          6.5  Sublessor may (but shall be under no obligation to) procure any insurance, pay any rentals, taxes or liens, make any repairs, pay any sums required to be paid, and to do and perform such other acts as may be required of Sublessee hereunder, and any payments so made shall bear interest at the rate of ten percent (10%) per annum from the time of such payment until repaid.
          6.6 No expiration or termination of this Sublease, repossession of the premises or any part thereof, or resubletting of the premises or any part thereof, whether pursuant to the terms of this Sublease or any operation of law or otherwise, shall relieve Sublessee of its liabilities and obligations under this Sublease, all of which shall survive such expiration, termination, repossession or subletting.
    7. Damages. Whether or not an election is made to terminate the Sublease, Sublessor shall be entitled to recover immediately without waiting until the due date of any future rent, or until the date is fixed for expiration of the Sublease term, the same amount of damages as set forth in the prime Lease as though the Sublessor were the prime Lessor and the Sublessee were the prime Lessee.
    8. Rights Cumulative; Nonwaiver. No right or remedy herein conferred upon or reserved to Sublessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Sublessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Sublease shall not be construed as a waiver or relinquishment thereof for the future. No waiver by Sublessor of any provision of this Sublease shall be deemed to have been made whether due to the receipt of rent or otherwise, unless expressed in writing and signed by Sublessor.
    9. Assignment and Subletting. Sublessee acknowledges that except as provided herein, the provisions for extension, options and assignment and subletting in the prime Lease are applicable to the prime Lessor and Sublessor only. Sublessee will not assign this Sublease or sublet the premises without the prior written consent of Sublessor which will not be unreasonably withheld. A direct or indirect transfer of ownership and control of a majority of the voting stock of Sublessee, by whatever means, shall be deemed an assignment of this Sublease for the purpose of this paragraph.
    10.  Covenants, Representations and Warranties.
          10.1 Sublessee agrees that as long as this Sublease remains in effect, should Sublessee ever desire to sell the store operated on the premises, it shall give Sublessor the first opportunity to purchase the same at its fair market value; provided, however, if Sublessor does not elect to purchase the store for its fair market value as agreeable to Sublessee within 60 days after receipt of written notice of Sublessee's intent to sell, Sublessee may thereafter sell the store to anyone upon such terms and conditions as are acceptable to Sublessee. The foregoing provisions do not apply to transfers of assets or interests by sale, gift or as a result of death to the lawful issue of the owners of Sublessee, or transfers of assets to a corporation or partnership, or transfers of a controlling interest to a trust, as long as such corporation, partnership or trust is controlled by the transferor and such transferee agrees that it holds such assets or controlling interest subject to the restrictions named in this section.
          10.2  Sublessee agrees that throughout the term of this Sublease and any extensions or renewals thereof, except as hereinafter provided, to purchase from Sublessor not less than 25 percent of its retail sales of all goods and merchandise required by it for resale on the premises to the extent that Sublessor shall now or hereafter be able to supply such goods and merchandise to Sublessee, and Sublessor will supply all of Sublessee's requirements at such prices and on such terms as are reasonably comparable to those offered by Sublessor to other purchasers from Sublessor, carrying on businesses similar to that of the Sublessee in Lincoln County, Oregon. If, at any time, Sublessee contends that Sublessor is not able to supply particular goods or merchandise customarily stocked by retail supermarkets in Lincoln County, Oregon, or that terms offered by Sublessor are not reasonably comparable to those offered by Sublessor to other such purchasers, the Sublessee shall so advise Sublessor in writing, specifying such contention with particularity. If, within 30 days after the receipt of such notice, Sublessor does not offer to supply goods or merchandise so specified or does not advise Sublessee that the terms and conditions offered are reasonably comparable to those offered to such other purchasers, Sublessee shall be free to secure such specified goods and merchandise from any other source it desires. If Sublessor asserts that it is offering reasonably comparable terms and prices and Sublessee nonetheless purchases from another source, such purchase shall be a default under this section.
          10.3 Sublessee represents and warrants that there are no brokers, finders or other persons entitled to any fee, commission or other compensation in connection with this Sublease, and agrees to hold Sublessor harmless from any claims for such fees, commissions and/or compensation.
          10.4  Sublessee hereby represents and warrants to Sublessor that the financial statements, appraisals and other documents submitted to Sublessor in connection herewith or pursuant hereto are and shall be true, correct, complete and accurate in every respect and said financial statements fairly and accurately present the assets, liabilities, financial condition and results of operations reflected herein.
          10.5  Sublessor represents and warrants that it has performed all of the obligations which the Lessee is required to perform under the terms of the Lease to which this Sublease pertains, as of the date of this Sublease, and that the Lease is in full force and effect and not in default in any respect. Further, Sublessor represents that there is nothing as a result of which the passage of time or the giving of notice would constitute a default for actions which have already occurred prior to the date of this Sublease.
    11. Attorney's Fees. In the event of the institution of any suit or action to terminate this Sublease, or to enforce the terms or provisions hereto, the prevailing party shall recover and the losing party hereby agrees to pay, in addition to the costs and disbursements provided by statute, reasonable attorney's fees in such proceedings or on any appeal from any judgment or decree entered herein.
    12. Notices. Any notice or demand required or permitted to be given under this Sublease shall be deemed to have been properly given when, and only when, the same is in writing and either personally delivered or by mail if it has been deposited in the United States mail, with postage prepaid, to be forwarded by registered or certified mail and addressed to the party to be notified at the address appearing below its signature. Such addresses may be changed from time to time by notice as above provided.
    13. Conditions Subsequent. Notwithstanding anything to the contrary provided above, the parties hereto acknowledge and agree that irrespective of the closing of this transaction, until March 31, 1999, it is subject to the right of Buyer, at its option, upon 45 days' prior written notice, to surrender the premises to Sublessor and upon such surrender, Sublessee shall be released from any further liability under the Sublease arising subsequent to the surrender.
    IN WITNESS WHEREOF, the parties have executed the foregoing Sublease the day and year first herein written.
    Sublessor:              United Grocers, Inc.


                                  By /s/ G.P. Fleming

                                  Title:  Assistant Secretary



    Sublessee:              Wright's Foodliner, Inc.


                                  By /s/ Richard L. Wright

                                  Title:  President